Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-139576) and on Form S-8 (No. 333-126978) of Veri-Tek International, Corp. of our report dated March 13, 2006 relating to the financial statements for the two years ended December 31, 2005 and December 31, 2004 appearing in this Annual Report on Form 10-K/A, Amendment No. 1 for Veri-Tek International, Corp. for the fiscal year ended December 31, 2006.

/S/ FREEDMAN & GOLDBERG, CPAS, P.C.
Freedman & Goldberg, CPAs, P.C.

Farmington Hills, MI

May 16, 2007